29

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
REGAL-BELOIT CORPORATION (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)			39-0875718 (I.R.S. Employer Identification No.)

200 State Street Beloit, Wisconsin (Address of principal executive offices)			53511 (Zip Code)

REGAL-BELOIT CORPORATION Retirement Plans Specifically incorporating: LEESON Electric 401(k) Plan (Full title of the plan)

	Kenneth F. Kaplan
	Vice President, Chief Financial Officer and Secretary
	REGAL-BELOIT CORPORATION
	200 State Street
	Beloit, Wisconsin 53511
	(608) 364-8800
	(Name, address and telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01	50,000 (1)	$20.83 (1)	$1,041,500 (1)	$84.26
	shares
Common Stock Purchase Rights	50,000 rights	(2)	(2)	(2)

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for REGAL-BELOIT CORPORATION Common Stock as reported on the American Stock Exchange on August 13, 2003.

(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

(3) This Registration Statement shall cover any additional shares of the Common Stock of the Company which become issuable under the Company’s LEESON Electric 401(k) Plan set forth herein by reason of any stock dividend, stock split, or any other similar transactions without receipt or consideration which results in an increase in the number of shares of the Company’s outstanding Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by REGAL-BELOIT CORPORATION (the “Company”) or the LEESON Electric 401(k) Plan (the “Plan”) with the Commission are hereby incorporated herein by reference:

  The Company’s Annual Report on Form 10-K for the year ended December 31, 2002, which includes certified financial statements as of and for the year ended December 31, 2002.

  The Company’s Proxy Statement filed on Form Def 14A dated March 11, 2003.

  The Company’s Quarterly Reports on Form 10-Q filed for the quarter ended March 31, 2003 and on Form 10-Q filed for quarter ended June 30, 2003.

4. The Company’s Current Report on Form 8-K filed on April 21, 2003 and Current Report on Form 8-K filed on July 21, 2003.

5. The description of the Company’s Common Stock contained in Item I of the Company’s Registration Statement on Form 8-B, dated June 10, 1994, including any amendment or report filed for the purpose of updating such description.

6. The description of the Company’s Common Stock Purchase Rights contained in Item 1 of the Company’s Registration Statement on Form 8-A, dated January 31, 2000, and any amendment of report filed for the purpose of updating such description.

7. The contents of Registration Statements previously filed on Form S-8, Nos. 333-48789, Regal-Beloit Savings & Protection Plan; 333-48795, Marathon Hourly 401(k) Savings Plan; 333-48815, Marathon Electric Salaried Employees’ 401(k) Savings Plan; 33-25233, REGAL-BELOIT CORPORATION Personal Savings Plan; and the REGAL-BELOIT CORPORATION Profit Sharing Plan (SEC File No. Unknown) filed with the Securities and Exchange Commission on 3/27/98, 3/27/98, 3/27/98, 7/1/88 and 1988, respectively, are incorporated by reference herein, as part of the REGAL-BELOIT CORPORATION Retirement Plans.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration

Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to the Wisconsin Business Corporation Law and the Company’s By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director of officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s By-laws is not exclusive of any other rights to which a director or officer may be entitled.

The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit No.	Exhibit
(4.1)	LEESON Electric 401(k) Plan filed herein.
(4.2)	Articles of Incorporation of the Company (incorporated by reference to Exhibit B to the Company’s proxy statement on Form Def 14A filed on March 11, 1994)
(4.3)

Rights Agreement, dated as of January 28, 2000, between REGAL-BELOIT CORPORATION and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to REGAL-BELOIT CORPORATION’s Registration Statement on Form 8-A, filed January 31, 2000)

(5)	Opinion of Counsel
(23.1)	Consent of Deloitte & Touche LLP
(24.1)	Power of Attorney (included on the signature page to this Registration Statement)

The undersigned Registrant hereby undertakes to submit the Plan to the Internal Revenue Service (“IRS”) in a timely manner as necessary and will make all changes required by the IRS in order to maintain the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, and State of Wisconsin, on this 20th day of August, 2003.

REGAL-BELOIT CORPORATION

By: /s/ Kenneth F. Kaplan

Kenneth F. Kaplan

Vice President, Chief Financial Officer

and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints James L. Packard and Kenneth F. Kaplan, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
s/ James L. Packard James L. Packard	Chairman of the Board, Chief Executive Officer and Director	July 18, 2003
/s/ Henry W. Knueppel Henry W. Knueppel	President, Chief Operating Officer and Director	July 18, 2003
/s/ Kenneth F. Kaplan Kenneth F. Kaplan	Vice President, Chief Financial Officer and Secretary	July 18, 2003
/s/ Frank Bauchiero Frank Bauchiero	Director	July 18, 2003

/s/ J. Reed Coleman J. Reed Coleman	Director	July 18, 2003
/s/ Stephen N. Graff Stephen N. Graff	Director	July 18, 2003

The Plan. Pursuant to the requirements of the Securities Act of 1933, REGAL-BELOIT CORORATION, in its capacity as the Plan Administrator of the LEESON Electric 401(k) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, and State of Wisconsin, on this 11th day of August 2003.

REGAL-BELOIT CORPORATION

As Plan Administrator of the

LEESON Electric 401(k) Plan

By: /s/ Kenneth F. Kaplan

Kenneth F. Kaplan

Vice President, CFO and Secretary

EXHIBIT INDEX
LEESON Electric 401(k) Plan
Exhibit No.	Exhibit
(4.1)	LEESON Electric 401(k) Plan filed herein.
(4.2)	Articles of Incorporation of the Company (incorporated by reference to Exhibit B to the Company’s proxy statement on Form Def 14A filed on March 11, 1994)
(4.3)

Rights Agreement dated as of January 28, 2000, between REGAL-BELOIT CORPORATION and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to REGAL-BELOIT CORPORATION’s Registration Statement on Form 8-A, filed January 31, 2000)

(5)	Opinion of Counsel
(23.1)	Consent of Deloitte & Touche LLP
(24.1)	Power of Attorney (included on the signature page to this Registration Statement)

Exhibit 5

July 31, 2003

REGAL-BELOIT CORPORATION

200 State Street

Beloit, WI 53511

Ladies and Gentlemen:

I am the attorney of REGAL-BELOIT CORPORATION, a Wisconsin corporation (the “Company”). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, (the “Securities Act”) for the registration of 50,000 shares of common stock, par value $0.01 per share (the “Shares”), of the Company relating to the REGAL-BELOIT CORPORATION Retirement Plans, specifically incorporating the LEESON Electric 401(k) Plan (the “Plan”).

In connection with the foregoing, I have examined the minute books and stock records of the Company, the Certificate of Incorporation, as amended, and By-Laws of the Company, the Registration Statement, the Plan and resolutions duly adopted by the Board of Directors of the company relating to the Plan. In addition, I have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified such additional facts as deemed necessary or appropriate for the purposes of this opinion. In this examination I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals of such latter documents.

Based upon the foregoing I am of the opinion that the Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

My opinion is limited to matters governed by the laws of the State of Wisconsin and the Business Corporations Law of the State of Wisconsin.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ Charldene S. Schneier

Charldene S. Schneier

Attorney

Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement on Form S-8 of REGAL-BELOIT Corporation of our report dated January 29, 2003, relating to the consolidated financial statements of REGAL-BELOIT Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and other Intangible Assets,” and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Form 10-K of REGAL-BELOIT Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche

Milwaukee, Wisconsin

August 15, 2003

\\mi-mke-print01\tr-mke-p1207****F50000 2.0 LOCKED

****F50003 2.0 UNMODIFIED

\\mi-mke-print01\tr-mke-p1207****F50000 2.0 LOCKED

****F50003 2.0 UNMODIFIED

<00Q7>LEESON ELECTRIC 401(K) PLAN<\00Q7>

****F50008 2.0 UNMODIFIED

SUMMARY PLAN DESCRIPTION

****F50009 2.0 LOCKED

****F5000A 2.0 UNMODIFIED

TABLE OF CONTENTS

INTRODUCTION TO YOUR PLAN

ARTICLE I

PARTICIPATION IN THE PLAN

Am I eligible to participate in the Plan?............................................................................................. 15<

ARTICLE II

CONTRIBUTIONS

ARTICLE III

RETIREMENT BENEFITS

ARTICLE IV

DISABILITY BENEFITS

How is disability defined?................................................................................................................. 24

What happens if I become disabled?................................................................................................ 25

ARTICLE V

FORM OF BENEFIT PAYMENT

How will my benefits be paid?.......................................................................................................... 25

May I delay the receipt of benefits?.................................................................................................. 25

ARTICLE VI

DEATH BENEFITS

ARTICLE VII

IN SERVICE DISTRIBUTIONS

Can I withdraw money from my account while working?................................................................... 27

Can I withdraw money from my account in the event of financial hardship?........................................ 27

ARTICLE VIII

TAX TREATMENT OF DISTRIBUTIONS

What are my tax consequences when I receive a distribution from the Plan?...................................... 29

Can I reduce or defer tax on my distribution?................................................................................... 29

ARTICLE IX

HOURS OF SERVICE

What is an Hour of Service?............................................................................................................ 30

How are Hours of Service credited?................................................................................................ 30

ARTICLE X

LOANS

May I borrow money from the Plan?................................................................................................ 30

What are the loan rules and requirements?........................................................................................ 30

ARTICLE XI

YOUR PLAN'S TOP-HEAVY RULES

What is a top-heavy plan?................................................................................................................ 30

What happens if the Plan becomes top-heavy?................................................................................. 31

ARTICLE XII

PROTECTED BENEFITS AND CLAIMS PROCEDURES

ARTICLE XIII

GENERAL INFORMATION ABOUT THE PLAN

<00Q7>LEESON ELECTRIC 401(K) PLAN<\00Q7>

****F5000H 2.0 UNMODIFIED

SUMMARY PLAN DESCRIPTION

****F5000I 2.0 UNMODIFIED

<R01><R09>

INTRODUCTION TO YOUR PLAN

****F5013y 3.0 UNMODIFIED

<00Bg>LEESON Electric 401(k) Plan<\00Bg><00NU><\00NU><00df><\00df><00dg><\00dg><00dh><\00dh> ("Plan") has been adopted to provide you with the opportunity to save for retirement<00lA> on a tax-deferred basis<\00lA>. This Summary Plan Description ("SPD") contains valuable information regarding when you may become eligible to participate in the Plan, your Plan benefits, your distribution options, and many other features of the Plan. You should take the time to read this SPD to get a better understanding of your rights and obligations in the Plan.

****F5000K 3.0 UNMODIFIED

We have attempted to answer most of the questions you may have regarding your benefits in the Plan. If this SPD does not answer all of your questions, please contact the Administrator (or other Plan representative). The Administrator has the complete power, in its sole discretion, to determine all questions arising in connection with the administration, interpretation, and application of the Plan (and any related documents and underlying policies). Any such determination by the Administrator shall be conclusive and binding upon all persons. The name and address of the Administrator can be found in the Article of this SPD entitled "General Information About The Plan".

****F5000L 5.0 UNMODIFIED

This SPD describes the Plan's benefits and obligations as contained in the legal Plan document, which governs the operation of the Plan. The Plan document is written in much more technical and precise language. If the non technical language in this SPD and the technical, legal language of the Plan document conflict, the Plan document always governs. If you wish to receive a copy of the legal Plan document, please contact the Administrator.

****F5000M 3.0 UNMODIFIED

This SPD describes the current provisions of the Plan, which are designed to comply with applicable legal requirements. The Plan is subject to federal laws, such as the Employee Retirement Income Security Act ("ERISA"), the Internal Revenue Code, and other federal and state laws that may affect your rights. The provisions of the Plan are subject to revision due to changes in laws or due to pronouncements by the Internal Revenue Service ("IRS") or Department of Labor ("DOL"). We may also amend this Plan. If the provisions under this SPD change as a result of changes to the Plan, we will notify you.

****F5000N 2.0 UNMODIFIED

ARTICLE <N01>I<\N01>

PARTICIPATION IN THE PLAN

****F5000O 2.0 UNMODIFIED

Am I eligible to participate in the Plan?

****F5000P 5.0 UNMODIFIED

<00QA>Provided you are not an Excluded Employee, you<\00QA> are eligible to participate in the Plan once you satisfy the Plan's eligibility conditions described in the next question. <00h4>Then, you may elect to have your compensation reduced by a specific percentage or dollar amount, and have that amount contributed to the Plan as a salary deferral. You may also be entitled to contributions from us.<\00h4>

****F5000R 2.0 UNMODIFIED

If you are a member of a class of employees identified below, you are an Excluded Employee for purposes of the Plan. The Excluded Employees are:

****F5000S 2.0 UNMODIFIED

• with respect to <00Qo>salary deferrals, matching contributions, and profit sharing contributions<\00Qo>, union employees whose employment is governed by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining, unless such agreement expressly provides for participation in this Plan.

****F5000T 2.0 UNMODIFIED

• with respect to <00Qp>salary deferrals, matching contributions, and profit sharing contributions<\00Qp>, certain nonresident aliens who have no earned income from sources within the United States.

****F5000u 2.0 UNMODIFIED

When am I eligible to participate in the Plan?

****F5000v 5.0 UNMODIFIED

<00Qf>Provided you are not an Excluded Employee, you<\00Qf> will be eligible to participate in the Plan <00Qh>once you satisfy the service requirement described below<\00Qh>.

****F50010 4.0 UNMODIFIED

The service requirement for <00bV>salary deferrals, matching contributions, and profit sharing contributions<\00bV> is <00Qt>6<\00Qt> month(s) of service <00yB>during which you complete at least 1 Hour(s) of Service. If you do not satisfy the Hour(s) of Service requirement during your first 6 month(s) of service, you will be eligible once you complete one Year of Service<\00yB>.

****F5009M 4.0 UNMODIFIED

You will have completed a Year of Service if, at the end of your first twelve consecutive months of employment with us, you have been credited with at least <00RA>1000<\00RA> Hour(s) of Service. If you have not been credited with <00RA>1000<\00RA> Hour(s) of Service by the end of your first twelve consecutive months of employment, you will have completed a Year of Service <00RB>at the end of any following Plan Year during which you are credited with at least 1000 Hour(s) of Service<\00RB>.

****F5002b 5.0 UNMODIFIED

You will actually enter the Plan once you reach the entry date as described in the next question.

****F5001L 2.0 UNMODIFIED

When is my entry date?

****F5013z 5.0 UNMODIFIED

<00RC>Provided you are not an Excluded Employee, you<\00RC> may begin participating in the Plan once you have satisfied the above eligibility requirements and reached your entry date. The following describes the specific entry date that applies in the Plan.

****F5106S 2.0 UNMODIFIED

For <00Vi>salary deferrals, matching contributions, and profit sharing contributions<\00Vi>, your entry date is the first day of the Plan Year quarter <00Vj>coinciding with or next following<\00Vj> the date you meet the eligibility requirements described above.

****F5109G 3.0 UNMODIFIED

Special rules may apply if you terminate employment and are then rehired. If you have questions about the timing of your Plan participation, please contact the Administrator.

****F5001Q 2.0 UNMODIFIED

Does all my service with the Employer count for purposes of Plan eligibility?

****F5001R 2.0 UNMODIFIED

In determining whether you satisfy the service requirements for participation in the Plan, all service you perform for us will generally be counted. However, there are some exceptions to this general rule.

****F5001S 2.0 UNMODIFIED

Break in Service rules. If you terminate employment and are rehired, you may "lose" credit for prior service under the Plan's Break in Service rules. For eligibility purposes, you will have a Break in Service if you complete less than 501 Hours of Service during the <00iE>Plan Year<\00iE>. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, you may be credited with 501 Hours of Service to prevent a Break in Service.

If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with us. If you may be affected by this law, ask your Administrator for further details.

The Administrator monitors the Break in Service rules and can provide you with additional information on the effect of these rules. While these eligibility Break in Service rules may delay you from participating in the Plan, they will never cause you to lose any benefits to which you have already become entitled.

****F5009E 2.0 UNMODIFIED

What happens if I'm a participant, terminate employment, and then I'm rehired?

****F5009F 2.0 UNMODIFIED

If you are no longer a participant because you terminated employment and you are rehired, you will continue to participate in the Plan in the same manner as if your termination had not occurred.

****F5009P 2.0 UNMODIFIED

ARTICLE <N01>II<\N01>

CONTRIBUTIONS

****F5009Q 2.0 UNMODIFIED

What kind of plan is this?

****F5009R 2.0 UNMODIFIED

This Plan is a type of qualified retirement plan commonly referred to as a 401(k) plan. As a participant in the Plan, you may elect to reduce your compensation by a specific percentage or dollar amount and have that amount contributed to the Plan on a pre tax basis as a salary deferral. You generally are not taxed on your salary deferrals until you withdraw those amounts from the Plan. <00RP>In addition, we may make additional contributions to the Plan on your behalf.<\00RP> This Article describes the types of contributions that may be made to the Plan and how these monies will be allocated to your account to provide for your retirement benefit.

****F5009S 2.0 UNMODIFIED

Do I have to contribute money to the Plan in order to participate?

****F5009T 2.0 UNMODIFIED

No, you are not required to contribute any money in order to participate in our Plan. <00RR>However, you may receive additional amounts if you do contribute.<\00RR>

****F5009c 2.0 UNMODIFIED

How much may I contribute to the Plan?

****F5009d 5.0 UNMODIFIED

<00Rb>You<\00Rb> may elect to defer <00Rd>at least 1% of your compensation per payroll period<\00Rd><00bi><\00bi> instead of receiving that amount in cash.<00cs><\00cs> The amount you elect to defer, and any earnings on that amount, will not be subject to income tax until it is actually distributed to you. However, the amount you defer is counted as compensation for Social Security taxes.

****F5009h 5.0 UNMODIFIED

The Administrator will allocate the amount you elect to defer<012o><\012o> to an account maintained on your behalf. You will always be 100% vested in this account. This means that you will always be entitled to all amounts that you defer. This money will, however, be affected by any investment gains or losses. If there is an investment gain, the balance in your account will increase. If there is an investment loss, the balance in your account will decrease.

****F5100V 5.0 UNMODIFIED

Your total deferrals in any taxable year may not exceed a dollar limit that is set by law. The limit is $11,000 (for 2002), $12,000 (for 2003), $13,000 (for 2004), $14,000 (for 2005), and $15,000 (for 2006). This limit may be increased after 2006 for cost of living changes. The Plan Administrator will inform you each year of the maximum amount that you may contribute as salary deferrals.

****F5009e 3.0 UNMODIFIED

You should also be aware that the annual dollar limit is an aggregate limit that applies to all deferrals you may make under this Plan or other cash or deferred arrangements (including tax sheltered 403(b) annuity contracts, simplified employee pensions, or other 401(k) plans in which you may be participating). Generally, if your total deferrals under all cash or deferred arrangements for a calendar year exceed the annual dollar limit, the excess must be included in your income for the year. For this reason, it is desirable to request in writing that these excess deferrals be returned to you. If you fail to request such a return, you may be taxed a second time when the excess deferral is ultimately distributed from the Plan.

****F5009f 5.0 UNMODIFIED

If your deferrals for a year exceed the limit described above, you must decide which plan or arrangement you would like to have return the excess. If you decide that the excess should be distributed from this Plan, you must communicate this in writing to the Administrator no later than the March 1st following the close of the calendar year in which such excess deferrals were made. However, if the entire dollar limit is exceeded in this Plan or any other plan we maintain, then you will be deemed to have notified the Administrator of the excess. The Administrator will then return the excess deferral and any earnings to you by April 15th.

****F5009j 4.0 UNMODIFIED

Distributions from amounts attributable to your salary deferrals before you terminate employment are permitted in the following circumstances:

****F5009k 2.0 UNMODIFIED

• upon your attainment of age <00Ua>59 1/2<\00Ua>. (See the question "Can I withdraw money from my account while working?" for more information on in-service withdrawals of your salary deferrals.)

****F5009l 2.0 UNMODIFIED

• if you incur a proven financial hardship. (See the question "Can I withdraw money from my account in the event of financial hardship?" for more information on hardship withdrawals of your salary deferrals.)

****F500Kt 5.0 UNMODIFIED

If you wish to make a withdrawal from your salary deferrals, you (and your spouse, if you are married) must first waive the annuity form of payment. (See the Article entitled "Form of Benefit Payment" for a further explanation of how benefits are paid from the Plan.)

****F5009o 5.0 UNMODIFIED

In the event you receive a hardship distribution from your salary deferrals to this Plan, you will not be allowed to make additional salary deferrals for a period of <012p>six (6) months<\012p> after you receive the distribution.<012q><\012q>

****F5009p 5.0 UNMODIFIED

<00W7>In addition, if<\00W7> you are a highly compensated employee (generally owners or individuals receiving wages in excess of certain amounts established by law), a distribution from amounts attributable to your salary deferrals of certain excess contributions may be required to comply with the law.<00Rf><\00Rf> The Administrator will notify you when a distribution<00Rg><\00Rg> is required.

****F5009q 2.0 UNMODIFIED

How often can I modify the amount I contribute?

****F5009r 4.0 UNMODIFIED

The amount you elect to <00W8>defer<\00W8> will be deducted from your pay in accordance with a procedure established by the Administrator. The procedure will require that you enter into a written <00W9>salary deferral<\00W9> agreement <00WQ>after you satisfy the Plan's eligibility requirements<\00WQ>. You may elect to <00W8>defer<\00W8> a portion of your salary as of <00WR>your entry date<\00WR>. Such election will become effective as soon as is administratively feasible after that date. Your election will remain in effect until you modify or terminate it. You may modify your election as of the date(s) indicated in the <00W9>salary deferral<\00W9> agreement. The modification will become effective as soon as is administratively feasible after that date. You are also permitted to revoke your election as of the date(s) indicated in the <00W9>salary deferral<\00W9> agreement.

****F5009t 2.0 UNMODIFIED

Will the Employer contribute to the Plan?

****F5009u 5.0 UNMODIFIED

Each year, in addition to your <00WA>salary deferrals<\00WA><00Rh><\00Rh>, we may contribute to the Plan the following:

****F5009v 3.0 UNMODIFIED

• matching contributions<00dW> (including qualified matching contributions (QMACs))<\00dW>.

****F5009w 2.0 UNMODIFIED

• profit sharing contributions.

****F5009z 2.0 UNMODIFIED

What is the Employer matching contribution?

****F500A1 5.0 UNMODIFIED

<00Rq>We<\00Rq> may make a matching contribution equal to a discretionary percentage of your <00WE>salary deferrals<\00WE><00WF><\00WF><00WG><\00WG>, which percentage we will determine each year.<00Rs> Note that this contribution will not take into consideration your contributions that exceed a dollar amount or percentage of your compensation as determined by us.<\00Rs><00Rt><\00Rt><00Rn><\00Rn><00Ro><\00Ro>

****F500AI 3.0 UNMODIFIED

<00fu>The<\00fu> Administrator will allocate to your account the matching contribution made to the Plan on your behalf <00Sa>each payroll period<\00Sa>.

****F500AJ 2.0 UNMODIFIED

In addition to the above, we may make <00Sb>a QMAC<\00Sb> equal to a fixed percentage of your salary deferrals. In making this contribution, we may limit the amount of your deferrals taken into consideration. <00Sc>In addition, this contribution will be made to non-highly compensated employees only.<\00Sc> You will share in this QMAC if you make salary deferrals during the applicable period. <00Sd>You will be automatically 100% vested in any QMACs we may make.<\00Sd>

****F500AM 3.0 UNMODIFIED

What is the Employer profit sharing contribution?

****F500AN 3.0 UNMODIFIED

Our profit sharing contribution is discretionary, with the amount being determined by us each year.

****F500Kw 5.0 UNMODIFIED

<012v>The<\012v> Administrator will allocate to your account the profit sharing contribution made to the Plan on your behalf <012w>at the end of the Plan Year<\012w>.

****F500AQ 2.0 UNMODIFIED

How will the Employer profit sharing contribution be allocated to my account?

****F500AR 2.0 UNMODIFIED

Any profit sharing contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year.

****F500AS 3.0 UNMODIFIED

In order to share in any profit sharing contribution,<00rS><\00rS> you must satisfy the following conditions:

****F500AU 5.0 UNMODIFIED

• You must be actively employed on the last day of the <012y>Plan Year<\012y>.

****F500AX 5.0 UNMODIFIED

Note that you will share in the profit sharing contribution for the year regardless of the above in the year of your <00Sq>death, disability, or retirement at or after Normal Retirement Age<\00Sq>.

****F500Aa 2.0 UNMODIFIED

Your share of any discretionary profit sharing contribution is determined by the following fraction:

Profit Sharing Contribution	X	Your Compensation
Total Compensation of All
Participants Eligible to
Share

****F500Ab 2.0 UNMODIFIED

For example: Suppose the profit sharing contribution for the Plan Year is $20,000. Employee A's compensation for the Plan Year is $25,000. The total compensation of all participants eligible to share, including Employee A, is $250,000. Employee A's share will be:

****F500Ac 2.0 UNMODIFIED

$20,000	X	$25,000	or	$2,000
$250,000

****F500Ax 2.0 UNMODIFIED

What compensation is used to determine my Plan benefits?

****F500Ay 5.0 UNMODIFIED

For purposes of the Plan, compensation has a special meaning. Compensation is defined as your total compensation paid to you and that is subject to income tax. That is, all of your compensation paid to you by us during the <00ct>Plan Year<\00ct><00T3> that is reported on your W-2 Form<\00T3>, including any salary deferrals you make<00WS> to this Plan,<\00WS> to a Section 125 cafeteria plan, or to a Section 457 plan, and for qualified transportation fringes. <00T4>However, the definition of compensation will vary as described below.<\00T4>

****F500B2 2.0 UNMODIFIED

• For purposes of <00TG>profit sharing contributions<\00TG>, bonuses will be excluded<00TH><\00TH>.

****F500B4 2.0 UNMODIFIED

• For purposes of <00TP>profit sharing contributions<\00TP>, <00TQ>Fringe pay and disability pay<\00TQ><00TH><\00TH>.

****F500B9 2.0 UNMODIFIED

If you are a self employed individual, your compensation will be equal to your earned income.

****F500BA 5.0 UNMODIFIED

Special rules apply if you are only a participant in the Plan for a portion of the period for which contributions are made. This will happen if, for any reason, you begin participating in the Plan as of a date other than the first day of that period. If this happens, your compensation will be recognized only for the period in which you are actually a participant in the Plan. This applies to these types of contributions:

****F500BD 2.0 UNMODIFIED

• matching contributions.

****F500BE 2.0 UNMODIFIED

• profit sharing contributions.

****F500BG 5.0 UNMODIFIED

For <00Td>certain<\00Td> purposes, your compensation will be recognized for the entire Plan Year, even if you are not a participant for the entire Plan Year.

****F500BH 2.0 UNMODIFIED

Is there a limit on the amount of compensation that can be considered?

****F500BI 2.0 UNMODIFIED

The Plan, by law, cannot recognize annual compensation in excess of $200,000. This amount may be adjusted after 2002 for cost of living increases.

****F500BJ 2.0 UNMODIFIED

Are there limits on how much can be contributed to my account each year?

****F500BK 3.0 UNMODIFIED

Generally, the law imposes a maximum limit on the amount of contributions you may receive in the Plan. This limit applies to all contributions we make on your behalf, all contributions you make to the Plan, and any other amounts allocated to any of your accounts during the Plan Year (such as forfeitures), excluding earnings. Beginning in 2002, this total cannot exceed the lesser of $40,000 or 100% of your annual compensation. The dollar limit may be adjusted after 2002 for cost-of-living increases.

****F500BT 2.0 UNMODIFIED

May I "roll over" payments from other retirement plans or IRAs?

****F500BU 2.0 UNMODIFIED

At the discretion of the Administrator, you may be permitted to deposit into the Plan distributions you have received from other plans and certain IRAs. Such a deposit is called a "rollover" and may result in tax savings to you. You may ask your prior plan administrator or trustee to directly transfer (a "direct rollover") to this Plan all or a portion of any amount that you are entitled to receive as a distribution from a prior plan. Alternatively, if you received a distribution from a prior plan, you may elect to deposit any amount eligible for rollover within 60 days of your receipt of the distribution. You should consult qualified counsel to determine if a rollover is permitted and in your best interest.

****F500BV 2.0 UNMODIFIED

Your rollover will be placed in a separate account called a "rollover account." You will always be 100% vested in your rollover account. This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses.

****F500BW 2.0 UNMODIFIED

You may withdraw the amounts in your "rollover account" at any time.

****F500BX 2.0 UNMODIFIED

How is the money in the Plan invested?

****F500Ba 2.0 UNMODIFIED

You will be able to direct the investment of <00Tj>certain portions of<\00Tj> your interest in the Plan. We have established participant direction procedures setting forth investment choices available to you, the frequency with which you can change your investment choices, and instructions on how you can obtain other important information on directed investments available from the Administrator. You should request a copy of these procedures from the Administrator. You need to follow these procedures when you direct investments. You should review the information in these procedures carefully before you give investment directions. In addition, the procedures indicate how you can obtain other important information available from the Administrator on directed investments.

****F500Bb 5.0 UNMODIFIED

The Plan is intended to comply with Section 404(c) of ERISA. If the Plan complies with this Section, then the fiduciaries of the Plan, including the Employer, the Trustee, and the Administrator, will be relieved of any legal liability for any losses that are the direct and necessary result of the investment directions that you give. The procedures discussed above must be followed in giving investment directions. If you fail to do so, then your investment directions need not be followed. You are not required to direct investments. If you choose not to direct investments, then the <00Ti>Trustee<\00Ti> is responsible for investing your accounts in a prudent manner.

****F500Bc 2.0 UNMODIFIED

When you direct investments, your accounts are segregated for purposes of determining the earnings or losses on these investments. Your account does not share in the investment performance for other participants who have directed their own investments.

****F500Bd 2.0 UNMODIFIED

You should remember that the amount of your benefits in the Plan will depend in part upon your choice of investments. Gains as well as losses can occur. There are no guarantees of performance. The Employer, the Administrator, and the Trustee will not provide investment advice or guarantee the performance of any investment you choose.

****F500Bg 2.0 UNMODIFIED

ARTICLE <N01>III<\N01>

RETIREMENT BENEFITS

****F500Bh 2.0 UNMODIFIED

What benefits will I receive at normal retirement?

****F500Bi 2.0 UNMODIFIED

You will be entitled to all of your account balances at your Normal Retirement Age. However, the actual payment of your benefits may generally not <00Tl>occur<\00Tl> until your actual retirement. In such event, a distribution will be made, at your election, as soon as is administratively feasible. If you continue working after your Normal Retirement Age, you may generally defer receipt of your benefits until your Late Retirement Date.

****F500Bj 2.0 UNMODIFIED

You will attain your Normal Retirement Age when you attain age <00Tm>65<\00Tm><006U><\006U><00Tn><\00Tn>. Your Late Retirement Date is the date you choose to retire after first having reached your Normal Retirement Age.

****F500Bo 2.0 UNMODIFIED

What happens if I leave the Employer's workforce before I retire?

****F500Bp 5.0 UNMODIFIED

This Plan is designed to encourage you to stay with us until retirement. However, if you terminate your employment with us before your retirement date and the value of your vested benefit <00sZ>(excluding, for distributions amounts attributable to rollovers)<\00sZ> is $5,000 or less, <00sa>a<\00sa> distribution will be made to you in a lump sum within a reasonable time after <00Tv>you terminate employment<\00Tv>. (See the question in Article V "How will my benefits be paid?" for a further explanation of how benefits are paid from the Plan.)

****F500Bq 3.0 UNMODIFIED

If you terminate your employment with us before your retirement date and the value of your vested benefit <00sZ>(excluding, for distributions amounts attributable to rollovers)<\00sZ> is more than $5,000, <00sa>a<\00sa> distribution will be made to you within a reasonable time after <00Tx>you terminate employment<\00Tx>. In this case, however, you<00Ty><\00Ty> must consent to the distribution.

****F500Br 4.0 UNMODIFIED

If your employment terminates for reasons other than <00U2>death, disability, or retirement<\00U2>, you will be entitled to receive only your "vested percentage" of your account balance. (See the next question "What is my vested interest in my account?" for more information.)

****F500Bs 2.0 UNMODIFIED

What is my vested interest in my account?

****F500Bt 3.0 UNMODIFIED

You are always 100% vested in (meaning you are entitled to all of the amounts in) your account attributable to your<00VU> salary deferrals<\00VU><00U3>, as well as in the following:<\00U3>

****F500Bv 2.0 UNMODIFIED

• your own rollover contributions.

****F500C2 2.0 UNMODIFIED

• QMAC contributions.

****F50140 4.0 UNMODIFIED

<00sb>Effective The vesting schedules selected under Part 6 of this Agreement are effective: for employees hired after December 1, 2002. Employee hired on or before December 1, 2002 will receive 100% full and immediate vesting in all employer contributions., your<\00sb> "vested percentage" in your account <00U4>attributable to your matching and profit sharing contributions<\00U4> is determined under the following schedule<00U5>s<\00U5> and is based on vesting Years of Service. This means your account balance at the time you stop working that is attributable to those contributions is multiplied by your vested percentage. The result is your vested benefit, which, when added to the amounts that are always 100% vested as shown above, is what you will actually receive from the Plan. You will always, however, be 100% vested if you are employed on or after your<00lB><\00lB> Normal Retirement Age.

****F500C6 2.0 UNMODIFIED

Vesting Schedule Profit Sharing Contributions
Years of Service	Percentage

****F500C7 2.0 UNMODIFIED

Less than 3	build.cRightJustifyPara;0%
3	build.cRightJustifyPara;100%

****F5107R 5.0 UNMODIFIED

Vesting Schedule Matching Contributions
Years of Service	Percentage

Less than 3	build.cRightJustifyPara;0%
3	build.cRightJustifyPara;100%

****F500CL 5.0 UNMODIFIED

How do I determine my Years of Service for vesting purposes?

****F500CP 5.0 UNMODIFIED

You will earn a Year of Service for each year you are employed by us, beginning with your initial employment date, without regard to the Hours of Service you complete during the year. The Plan contains specific rules for crediting Years of Service for vesting purposes. The Administrator will track your service and will credit you with Years of Service in accordance with the terms of the Plan. If you have any questions regarding your vesting service, you should contact the Administrator.

****F500CQ 5.0 UNMODIFIED

Does all my service count for vesting purposes?

****F500CR 5.0 UNMODIFIED

In calculating your vested percentage, all service you perform for us<00UG><\00UG><00UH><\00UH><00UI><\00UI> will generally be counted. However, there are some exceptions to this general rule.

****F500CV 5.0 UNMODIFIED

Break in Service rules. If you terminate employment and are rehired, you may "lose" credit for prior service under the Plan's Break in Service rules. For vesting purposes, you will have a Break in Service if you are not employed with us for a period of at least twelve consecutive months. However, if you are absent from work for certain leaves of absence such as a maternity or paternity leave, the twelve-consecutive-month period beginning on the first anniversary of the first day of such absence will not constitute a Break in Service.

The Administrator monitors the Break in Service rules and can provide you with additional information on the effect of these rules.

****F500CZ 5.0 UNMODIFIED

As a veteran, will my military service count as service with the Employer?

****F500Ca 5.0 UNMODIFIED

If you are a veteran and are reemployed under the Uniformed Services Employment and Reemployment Rights Act of 1994, your qualified military service may be considered service with us. If you may be affected by this law, ask your Administrator for further details.

****F500Cb 4.0 UNMODIFIED

What happens to the non vested portion of a terminated participant's account?

****F500Cc 5.0 UNMODIFIED

If you are not vested or are partially vested in your account balance when you leave, the non vested portion of your account balance will be forfeited on the earlier of:

****F500Cd 5.0 UNMODIFIED

(<N03>a<\N03>) the distribution of your entire vested account balance, or

****F500Ce 5.0 UNMODIFIED

(<N03>b<\N03>) your incurring five consecutive one-year Breaks in Service.

****F500Cg 5.0 UNMODIFIED

Forfeitures of matching contributions<00UK><\00UK> are <00sK>used to reduce the matching contribution<\00sK>.

****F500Ch 5.0 UNMODIFIED

Forfeitures of profit sharing contributions<00UK><\00UK> are <00UQ>used to reduce the profit sharing contribution<\00UQ>.

****F500Ck 5.0 UNMODIFIED

What happens if I'm rehired?

****F500Cm 5.0 UNMODIFIED

<00UR>If<\00UR> you return to service with us, your service before you left will count as vesting service with respect to future contributions made to the Plan. In addition, your Years of Service that you complete after your reemployment may count as vesting service with respect to contributions made prior to your termination<00VF><\00VF>.

****F500Cn 5.0 UNMODIFIED

If you received a distribution of your vested account balance and are reemployed, you may have the right to repay this distribution. If you repay the entire amount of the distribution, we will restore your account balance with your forfeited amount. You must repay this distribution within five years from your date of reemployment, or, if earlier, before you incur five consecutive Breaks in Service. If you were fully vested when you left, you do not have the opportunity to repay your distribution.

****F500Co 5.0 UNMODIFIED

Note that if you received a "deemed" distribution because you were totally nonvested when you terminated your employment, your nonvested benefit will automatically be restored within a reasonable time following your reemployment, provided you have not incurred five consecutive Breaks in Service.

****F500Cp 2.0 UNMODIFIED

ARTICLE <N01>IV<\N01>

DISABILITY BENEFITS

****F500Cq 2.0 UNMODIFIED

How is disability defined?

****F500Cr 2.0 UNMODIFIED

In the Plan, <00VD>disability is defined as your inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted (or can be expected to last) for a continuous period of not less than 12 months. Your disability will be determined by a licensed physician chosen by the Administrator<\00VD>.

****F500Cs 2.0 UNMODIFIED

What happens if I become disabled?

****F500Ct 2.0 UNMODIFIED

If you become disabled while a participant, you will be entitled to <00US>100% of your<\00US> account balance. Payment of your disability benefits will be made to you <00UT>as soon as is administratively feasible after you retire due to a disability<\00UT>. (See the question entitled "How will my benefits be paid?" for more information.)

****F500Cu 2.0 UNMODIFIED

ARTICLE <N01>V<\N01>

FORM OF BENEFIT PAYMENT

****F500Cv 2.0 UNMODIFIED

How will my benefits be paid?

****F500Cw 5.0 UNMODIFIED

<00se>Effective March 1, 2003. Prior to March 1, 2003, Installment payments and Joint & Survivor Annuity payments are permitted., all<\00se> distributions from the Plan will be made in one lump sum payment in cash or in property. If your vested benefit in the Plan <00sZ>(excluding, for distributions amounts attributable to rollovers)<\00sZ> exceeds $5,000, you must consent to the distribution before it may be made. If your vested benefit in the Plan <00sZ>(excluding, for distributions amounts attributable to rollovers)<\00sZ> does not exceed $5,000, then your benefit must be distributed to you as soon as is administratively feasible following the event that entitles you to a distribution.

****F500DG 2.0 UNMODIFIED

May I delay the receipt of benefits?

****F500DH 5.0 UNMODIFIED

Yes, you may delay the receipt of benefits <0130>, unless a distribution is required to be made, as explained earlier, because your vested benefit in the Plan (excluding, for distributions amounts attributable to rollovers) does not exceed $5,000<\0130>. However, in addition to the benefit payment mentioned above, there are rules that require that certain minimum distributions be made from the Plan. If you are a 5% owner, distributions are required to begin not later than the April 1st following the end of the year in which you reach age 70 1/2. If you are not a 5% owner, distributions are required to begin not later than the April 1st following the later of the end of the year in which you reach age 70 1/2 or retire. You should see the Administrator if you feel you may be affected by these rules.

****F500DI 5.0 UNMODIFIED

If you are not a 5% owner and you have already been receiving distributions as of <00Hc>1997<\00Hc> because you had attained age 70 1/2, you may elect to stop receiving distributions until your retirement. If you elect to suspend distributions, distributions will not be required to begin again until April 1st of the calendar year following the year in which you retire.

****F500DJ 2.0 UNMODIFIED

ARTICLE <N01>VI<\N01>

DEATH BENEFITS

****F500DK 2.0 UNMODIFIED

What happens if I die while working for the Employer?

****F500DL 5.0 UNMODIFIED

If you die while you are still employed by us, your <00UV>entire<\00UV> account balance will be used to provide your beneficiary with a death benefit.

****F500DM 2.0 UNMODIFIED

Who is the beneficiary of my death benefit?

****F500DN 5.0 UNMODIFIED

If you <017k>are married<\017k> at the time of your death, your spouse will be the beneficiary of <00UW>the entire death benefit<\00UW> unless an election is made to change the beneficiary. IF YOU WISH TO DESIGNATE A BENEFICIARY OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE <00UX>DEATH BENEFIT<\00UX>. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE, AND ACKNOWLEDGE THE SPECIFIC NON-SPOUSE BENEFICIARY.

****F500DO 3.0 UNMODIFIED

If you are married, you have named someone other than your spouse to be your beneficiary as described in the preceding paragraph, and you wish to again change your beneficiary designation, your spouse must again consent to the change, unless you are changing your designation to name your spouse as your beneficiary.<00UZ><\00UZ> In addition, you may elect a beneficiary other than your spouse without your spouse's consent if your spouse cannot be located.

****F500DP 2.0 UNMODIFIED

If you are not married, you may designate your beneficiary on a form to be supplied to you by the Administrator.

****F500DQ 2.0 UNMODIFIED

In the event no valid designation of beneficiary exists, or if the beneficiary is not alive at the time of your death, the death benefit will be paid in the following order of priority to:<R03>

****F500DR 2.0 UNMODIFIED

(<N03>a<\N03>) Your surviving spouse;

****F500DS 2.0 UNMODIFIED

(<N03>b<\N03>) Your surviving children, in equal shares; or

****F500DT 2.0 UNMODIFIED

(<N03>c<\N03>) Your estate.

****F500DU 2.0 UNMODIFIED

How will the death benefit be paid to my beneficiary?

****F500DW 5.0 UNMODIFIED

The death benefit will be paid to your beneficiary in <00Wb>the following manner:<\00Wb>

****F500Dd 2.0 UNMODIFIED

• a single lump sum payment of your entire account balance.

****F500Di 2.0 UNMODIFIED

When must the last payment be made to my beneficiary?

****F500Dj 2.0 UNMODIFIED

If your designated beneficiary is a person (rather than your estate or most trusts) then the distribution of your death benefit must generally begin within one year of your death and must be paid in a lump sum. If your spouse is the beneficiary, the start payments may be delayed until the year in which you would have attained age 70 1/2. Generally, if your beneficiary is not a person, then your entire death benefit must be paid within five years after your death.

****F500Dk 5.0 UNMODIFIED

Since your spouse <017l>has<\017l> certain rights in the death benefit, you should immediately report any change in your marital status to the Administrator.

****F500Dl 2.0 UNMODIFIED

What happens if I'm a participant, terminate employment, and die before receiving all my benefits?

****F500Dm 2.0 UNMODIFIED

If you terminate employment with us and subsequently die, your beneficiary will be entitled to the vested percentage of your remaining account balance at the time of your death.

****F500Dp 4.0 UNMODIFIED

ARTICLE <N01>VII<\N01>

IN SERVICE DISTRIBUTIONS

****F500Dq 4.0 UNMODIFIED

Can I withdraw money from my account while working?

****F500Dr 4.0 UNMODIFIED

Generally, you may receive a distribution from the Plan prior to your termination of employment if you satisfy certain conditions. These conditions are described below. However, this distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive when you retire. Any in-service distribution is made at your election and will be made in accordance with the forms of distribution in the Plan.

****F500Ds 4.0 UNMODIFIED

Also, the law restricts any pre retirement distribution from certain accounts maintained for you in the Plan before you reach age 59 1/2. These accounts are generally the ones set up to receive<00bm> your salary deferrals and other<\00bm> Employer contributions used to satisfy special Plan rules.

****F500Dt 4.0 UNMODIFIED

<00sQ>You<\00sQ> may request an in-service distribution as follows:

****F500Du 4.0 UNMODIFIED

• With respect to your <00bp>salary deferrals and QMACs<\00bp><00yG>, if any,<\00yG> in the following instances:

****F500KW 4.0 UNMODIFIED

• once you attain age <00Ua>59 1/2<\00Ua>.

****F500Dv 4.0 UNMODIFIED

• With respect to your matching contributions, in the following instance(s):

****F500Dw 2.0 UNMODIFIED

• once you attain age <00kn>59 1/2<\00kn>.

****F500E2 4.0 UNMODIFIED

• With respect to your profit sharing contributions, in the following instance(s):

****F500E3 2.0 UNMODIFIED

• once you attain age <00kn>59 1/2<\00kn>.

****F500E9 2.0 UNMODIFIED

• With respect to rollovers from other plans, at any time and for any reason.

****F500EA 5.0 UNMODIFIED

• With respect to certain amounts that were transferred to this Plan from another plan of the Employer, at any time and for any reason.

****F500EC 3.0 UNMODIFIED

Can I withdraw money from my account in the event of financial hardship?

****F500ED 3.0 UNMODIFIED

Yes, if you satisfy certain conditions. This hardship distribution is not in addition to your other benefits and will therefore reduce the value of the benefits you will receive at retirement.

****F500EE 3.0 UNMODIFIED

<00sQ>You<\00sQ> may request a hardship withdrawal from the following amounts:

****F500EF 2.0 UNMODIFIED

• Your salary deferrals.

****F500EI 3.0 UNMODIFIED

• Your rollovers from other plans.

****F500EJ 3.0 UNMODIFIED

• Certain amounts that were transferred to this Plan from another plan of the Employer.

****F500EM 3.0 UNMODIFIED

A hardship withdrawal may be made to satisfy certain immediate and heavy financial needs that you have. A hardship distribution may only be made for payment of the following:

****F500EN 3.0 UNMODIFIED

• Expenses for medical care (described in Section 213(d) of the Internal Revenue Code) previously incurred by you or your dependent or necessary for you or your dependent to obtain medical care.

****F500EO 3.0 UNMODIFIED

• Costs directly related to the purchase of your principal residence (excluding mortgage payments).

****F500EQ 3.0 UNMODIFIED

• Tuition, related educational fees, and room and board expenses for the next twelve (12) months of post secondary education for yourself, your spouse or dependent.

****F500ER 3.0 UNMODIFIED

• Amounts necessary to prevent your eviction from your principal residence or foreclosure on the mortgage of your principal residence.

****F500ES 2.0 UNMODIFIED

If you have any of the above expenses, a hardship distribution can only be made if you certify and agree that all of the following conditions are satisfied:

****F500ET 2.0 UNMODIFIED

• The distribution is not in excess of the amount of your immediate and heavy financial need. The amount of your immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

****F500EU 2.0 UNMODIFIED

• You have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by your Employer.

****F500EV 5.0 UNMODIFIED

• That your <00gi>salary deferrals<\00gi><00bk><\00bk><00Vd><\00Vd> will be suspended for at least <012p>six (6) months<\012p> after your receipt of the hardship distribution.

****F500EX 3.0 UNMODIFIED

In addition to these rules, there are restrictions placed on hardship distributions that are made from your salary deferrals. Any hardship distribution from these amounts will be limited, as of the date of distribution, to the balance of your salary deferral account as of the end of the last Plan Year ending before July 1, 1989, plus your total salary deferrals after such date, reduced by the amount of any previous distributions made to you from your salary deferral account. Ask the Administrator if you need further details.

****F500Ec 2.0 UNMODIFIED

ARTICLE <N01>VIII<\N01>

TAX TREATMENT OF DISTRIBUTIONS

****F500Ed 2.0 UNMODIFIED

What are my tax consequences when I receive a distribution from the Plan?

****F500Ee 3.0 UNMODIFIED

Generally, you must include any Plan distribution in your taxable income in the year in which you receive the distribution. The tax treatment may also depend on your age when you receive the distribution. Certain distributions made to you when you are under age 59 1/2 could be subject to an additional 10% tax.<00Uj><\00Uj>

****F500Ef 2.0 UNMODIFIED

Can I reduce or defer tax on my distribution?

****F500Eg 2.0 UNMODIFIED

You may reduce, or defer entirely, the tax due on your distribution through use of one of the following methods:<R03>

****F500Eh 2.0 UNMODIFIED

(<N03>a<\N03>) The rollover of all or a portion of the distribution to an Individual Retirement Account or Annuity (IRA) or another qualified employer plan. This will result in no tax being due until you begin withdrawing funds from the IRA or other qualified employer plan. The rollover of the distribution, however, MUST be made within strict time frames (normally, within 60 days after you receive your distribution). Under certain circumstances all or a portion of a distribution <00lC>(such as a hardship distribution)<\00lC> may not qualify for this rollover treatment. In addition, most distributions will be subject to mandatory federal income tax withholding at a rate of 20%. This will reduce the amount you actually receive. For this reason, if you wish to roll over all or a portion of your distribution amount, the direct transfer option described in paragraph (b) below would be the better choice.

****F500Ei 3.0 UNMODIFIED

(<N03>b<\N03>) For most distributions, you may request that a direct transfer (sometimes referred to as a direct rollover) of all or a portion of a distribution be made to either an Individual Retirement Account or Annuity (IRA) or another qualified employer plan willing to accept the transfer. A direct transfer will result in no tax being due until you withdraw funds from the IRA or other qualified employer plan. Like the rollover, under certain circumstances all or a portion of the amount to be distributed may not qualify for this direct transfer. If you elect to actually receive the distribution rather than request a direct transfer, then in most cases 20% of the distribution amount will be withheld for federal income tax purposes.<00Ul><\00Ul>

****F500Ej 3.0 UNMODIFIED

WHENEVER YOU RECEIVE A DISTRIBUTION, THE ADMINISTRATOR WILL DELIVER TO YOU A MORE DETAILED EXPLANATION OF THESE OPTIONS. HOWEVER, THE RULES THAT DETERMINE WHETHER YOU QUALIFY FOR FAVORABLE TAX TREATMENT ARE VERY COMPLEX. YOU SHOULD CONSULT WITH QUALIFIED TAX COUNSEL BEFORE MAKING A CHOICE.

****F500Ek 2.0 UNMODIFIED

ARTICLE <N01>IX<\N01>

HOURS OF SERVICE

****F500El 2.0 UNMODIFIED

What is an Hour of Service?

****F500Em 2.0 UNMODIFIED

You will be credited with an Hour of Service for:<R03>

****F500En 2.0 UNMODIFIED

(<N03>a<\N03>) each hour for which you are directly or indirectly compensated by your Employer for the performance of duties during the Plan Year;

****F500Eo 3.0 UNMODIFIED

(<N03>b<\N03>) each hour for which you are directly or indirectly compensated by us for reasons other than the performance of duties (such as vacation, holidays, sickness, disability, lay off, military duty, jury duty, or leave of absence during the Plan Year); and

****F500Ep 2.0 UNMODIFIED

(<N03>c<\N03>) each hour for back pay awarded or agreed to by the Employer.

****F500Eq 2.0 UNMODIFIED

You will not be credited for the same Hours of Service both under (a) or (b), as the case may be, and under (c).

****F500Er 5.0 UNMODIFIED

How are Hours of Service credited?

****F500Es 5.0 UNMODIFIED

<00Um>For eligibility purposes, you<\00Um> will be credited with your actual Hours of Service.

****F500Ew 2.0 UNMODIFIED

ARTICLE <N01>X<\N01>

LOANS

****F500Ex 2.0 UNMODIFIED

May I borrow money from the Plan?

****F500Ey 2.0 UNMODIFIED

Yes. You may request a participant loan using an application form provided by the Administrator. Your ability to obtain a participant loan depends on several factors. The Administrator will determine whether you satisfy these factors.

****F500Ez 2.0 UNMODIFIED

What are the loan rules and requirements?

****F500F0 2.0 UNMODIFIED

There are various rules and requirements that apply for any loan. These rules and requirements are outlined in a written loan policy. You can request a copy of the loan program from the Administrator.

****F500FJ 2.0 UNMODIFIED

The Administrator may periodically revise the Plan's loan policy. If you have any questions on participant loans or the current loan policy, please contact the Administrator.

****F500FK 2.0 UNMODIFIED

ARTICLE <N01>XI<\N01>

YOUR PLAN'S TOP-HEAVY RULES

****F500FL 2.0 UNMODIFIED

What is a "top-heavy" plan?

****F500FM 5.0 UNMODIFIED

A retirement plan that primarily benefits "key employees" is called a "top-heavy plan". Key employees are certain owners or officers of our organization. A plan is generally a "top-heavy plan" when more than 60% of the plan assets are in the accounts of key employees.

****F500FN 2.0 UNMODIFIED

Each year, the Administrator is responsible for determining whether this Plan is a "top-heavy plan".

****F500FO 2.0 UNMODIFIED

What happens if the Plan becomes top-heavy?

****F500FP 2.0 UNMODIFIED

If the Plan becomes top-heavy in any Plan Year, then<00cu> non-key<\00cu> employees will be entitled to certain "top-heavy minimum benefits", and other special rules will apply. Among these top-heavy rules are the following:

****F500FQ 2.0 UNMODIFIED

• We may be required to make a contribution to your account in order to provide you with at least "top-heavy minimum benefits".

****F500FR 5.0 UNMODIFIED

• Your nonforfeitable right to benefits or contributions derived from <00Uq>matching contributions and profit sharing contributions<\00Uq> will be determined according to the following schedule<00Ur>s<\00Ur>:

****F500FT 2.0 UNMODIFIED

Vesting Schedule Profit Sharing Contributions
Years of Service	Percentage

****F500FU 2.0 UNMODIFIED

Less than 3	build.cRightJustifyPara;0%
3	build.cRightJustifyPara;100%

****F500FX 2.0 UNMODIFIED

Vesting Schedule Matching Contributions
Years of Service	Percentage

****F500FY 2.0 UNMODIFIED

Less than 3	build.cRightJustifyPara;0%
3	build.cRightJustifyPara;100%

****F500Fd 2.0 UNMODIFIED

• If you are a participant in more than one plan, you may not be entitled to "top-heavy minimum benefits" under both plans.

****F500Fe 5.0 UNMODIFIED

ARTICLE <N01>XII<\N01>

PROTECTED BENEFITS AND CLAIMS PROCEDURES

****F500Ff 2.0 UNMODIFIED

Is my benefit protected?

****F500Fg 2.0 UNMODIFIED

As a general rule, your interest in your account, including your "vested interest," may not be alienated. This means that your interest may not be sold, used as collateral for a loan <00V0>(other than for a Plan loan)<\00V0>, given away, or otherwise transferred. In addition, your creditors may not attach, garnish, or otherwise interfere with your account.

****F500Fh 2.0 UNMODIFIED

Are there any exceptions to the general rule?

****F500Fi 2.0 UNMODIFIED

There are two exceptions to this general rule. The Administrator must honor a "qualified domestic relations order". A "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child, or other dependent. If a qualified domestic relations order is received by the Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Administrator will determine the validity of any domestic relations order received.

****F500Fj 2.0 UNMODIFIED

The second exception applies if you are involved with the Plan's administration. If you are found liable for any action that adversely affects the Plan, the Administrator can offset your benefits by the amount that you are ordered or required by a court to pay the Plan. All or a portion of your benefits may be used to satisfy any such obligation to the Plan.

****F500Fk 2.0 UNMODIFIED

Can the Plan be amended?

****F500Fl 2.0 UNMODIFIED

Yes. We have the right to amend the Plan at any time. In no event, however, will any amendment authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries. Additionally, no amendment will cause any reduction in the amount credited to your account.

****F500Fm 2.0 UNMODIFIED

What happens if the Plan is discontinued or terminated?

****F500Fn 3.0 UNMODIFIED

Although we intend to maintain the Plan indefinitely, we reserve the right to terminate the Plan at any time. Upon termination, no further contributions will be made to the Plan and all amounts credited to your accounts will become 100% vested, if not already 100% vested. We will direct the distribution of your accounts in a manner permitted by the Plan as soon as practical. (See the question entitled "How will my benefits be paid?" for more information.) You will be notified if the Plan is terminated.

****F500Fz 2.0 UNMODIFIED

How do I submit a claim for Plan benefits?

****F500G3 5.0 UNMODIFIED

Benefits will be paid to you and your beneficiaries without the necessity of formal claims. However, if you think an error has been made in determining your benefits, then you or your beneficiaries may make a request for any Plan benefits to which you believe you are entitled. Any such request should be in writing and should be made to the Administrator.

****F500G1 3.0 UNMODIFIED

If the Administrator determines the claim is valid, then you will receive a statement describing the amount of benefit, the method or methods of payment, the timing of distributions, and other information relevant to the payment of the benefit.

****F500G2 5.0 UNMODIFIED

What if my benefits are denied?

****F500G4 5.0 UNMODIFIED

Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Administrator will provide you with a written or electronic notification of the Plan's adverse determination. This written or electronic notification must be provided to you within a reasonable period of time, but not later than 90 days after the receipt of your claim by the Administrator, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 90-day period. In no event will such extension exceed a period of 90 days from the end of such initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the benefit determination. <R03>

****F500LP 5.0 UNMODIFIED

In the case of a claim for disability benefits, if disability is determined by a physician chosen by the Administrator (rather than relying upon a determination of disability for Social Security purposes), then instead of the above, the Administrator will provide you with written or electronic notification of the Plan's adverse benefit determination within a reasonable period of time, but not later than 45 days after receipt of the claim by the Plan. This period may be extended by the Plan for up to 30 days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the Plan and notifies you, prior to the expiration of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan expects to render a decision. If, prior to the end of the first 30-day extension period the Administrator determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional 30 days, provided that the Administrator notifies you, prior to the expiration of the first 30-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any such extension, the notice of extension will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and you will be afforded at least 45 days within which to provide the specified information.

****F500LY 5.0 UNMODIFIED

The Administrator's written or electronic notification of any adverse benefit determination must contain the following information:

****F500G5 5.0 UNMODIFIED

(<N03>a<\N03>) The specific reason or reasons for the adverse determination;

****F500G6 5.0 UNMODIFIED

(<N03>b<\N03>) Reference to the specific Plan provisions on which the determination is based.

****F500G7 5.0 UNMODIFIED

(<N03>c<\N03>) A description of any additional material or information necessary for you to perfect the claim and an explanation of why such material or information is necessary.

****F500G8 5.0 UNMODIFIED

(<N03>d<\N03>) Appropriate information as to the steps to be taken if you or your beneficiary want to submit your claim for review.

****F500LZ 5.0 UNMODIFIED

(<N03>e<\N03>) In the case of disability benefits where the disability is determined by a physician chosen by the Administrator:

****F500La 5.0 UNMODIFIED

(<N05>i<\N05>) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

****F500Lg 5.0 UNMODIFIED

(<N05>ii<\N05>) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

****F500GA 2.0 UNMODIFIED

If your claim has been denied or deemed denied, and you want to submit your claim for review, you must follow the Claims Review Procedure below.

****F500GB 2.0 UNMODIFIED

What is the Claims Review Procedure?

****F500GC 2.0 UNMODIFIED

Upon the denial of your claim for benefits, you may file your claim for review, in writing, with the Administrator.<R03>

****F500GD 2.0 UNMODIFIED

(<N03>a<\N03>) YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 60 DAYS AFTER YOU HAVE RECEIVED WRITTEN NOTIFICATION OF THE DENIAL OF YOUR CLAIM FOR BENEFITS, OR IF NO WRITTEN DENIAL OF YOUR CLAIM WAS PROVIDED, NO LATER THAN 60 DAYS AFTER THE DEEMED DENIAL OF YOUR CLAIM.

****F500Lh 5.0 UNMODIFIED

HOWEVER, IF YOUR CLAIM IS FOR DISABILITY BENEFITS AND DISABILITY IS DETERMINED BY A PHYSICIAN CHOSEN BY THE ADMINISTRATOR, THEN INSTEAD OF THE ABOVE, YOU MUST FILE THE CLAIM FOR REVIEW NO LATER THAN 180 DAYS FOLLOWING RECEIPT OF NOTIFICATION OF AN ADVERSE BENEFIT DETERMINATION.

****F500Li 5.0 UNMODIFIED

(<N03>b<\N03>) You may submit written comments, documents, records, and other information relating to your claim for benefits.

****F500GE 2.0 UNMODIFIED

(<N03>c<\N03>) You may review all pertinent documents relating to the denial of your claim and submit any issues and comments, in writing, to the Administrator.

****F500Lj 5.0 UNMODIFIED

(<N03>d<\N03>) You will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

****F500GF 5.0 UNMODIFIED

(<N03>e<\N03>) Your claim for review must be given a full and fair review. This review will take into account all comments, documents, records, and other information submitted by you relating to your claim, without regard to whether such information was submitted or considered in the initial benefit determination.

****F500Lk 5.0 UNMODIFIED

In addition to the Claims Review Procedure above, if your claim is for disability benefits and disability is determined by a physician chosen by the Administrator, then the Claims Review Procedure provides that:<R03>

****F500Ll 5.0 UNMODIFIED

(<N03>a<\N03>) Your claim will be reviewed without deference to the initial adverse benefit determination and the review will be conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual.

****F500Lm 5.0 UNMODIFIED

(<N03>b<\N03>) In deciding an appeal of any adverse benefit determination that is based in whole or part on medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment.

****F500Ln 5.0 UNMODIFIED

(<N03>c<\N03>) Any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with your adverse benefit determination will be identified, without regard to whether the advice was relied upon in making the benefit determination.

****F500Lo 5.0 UNMODIFIED

(<N03>d<\N03>) The health care professional engaged for purposes of a consultation under (b) above will be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

****F500Lp 5.0 UNMODIFIED

The Administrator will provide you with written or electronic notification of the Plan's benefit determination on review. The Administrator must provide you with notification of this denial within 60 days after the Administrator's receipt of your written claim for review, unless the Administrator determines that special circumstances require an extension of time for processing your claim. If the Administrator determines that an extension of time for processing is required, written notice of the extension will be furnished to you prior to the termination of the initial 60-day period. In no event will such extension exceed a period of 60 days from the end of the initial period. The extension notice will indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review. However, if the claim relates to disability benefits and disability is determined by a physician chosen by the Administrator, then 45 days will apply instead of 60 days in the preceding sentences. In the case of an adverse benefit determination, the notification will set forth:<R03>

****F500Lq 5.0 UNMODIFIED

(<N03>a<\N03>) The specific reason or reasons for the adverse determination.

****F500Lr 5.0 UNMODIFIED

(<N03>b<\N03>) Reference to the specific Plan provisions on which the benefit determination is based.

****F500Ls 5.0 UNMODIFIED

(<N03>c<\N03>) A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim for benefits.

****F500Lt 5.0 UNMODIFIED

(<N03>d<\N03>) In the case of disability benefits where disability is determined by a physician chosen by the Administrator:<R05>

****F500Lu 5.0 UNMODIFIED

(<N05>i<\N05>) If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either the specific rule, guideline, protocol, or other similar criterion; or a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other similar criterion will be provided to you free of charge upon request.

****F500Lv 5.0 UNMODIFIED

(<N05>ii<\N05>) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to your medical circumstances, or a statement that such explanation will be provided to you free of charge upon request.

****F500GJ 3.0 UNMODIFIED

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. However, in order to do so, you must file the suit no later than 180 days after the Administrator makes a final determination to deny your claim.

****F500Lw 5.0 UNMODIFIED

What are my rights as a Plan participant?

****F500Lx 5.0 UNMODIFIED

As a participant in the Plan you are entitled to certain rights and protections under the ERISA. ERISA provides that all Plan participants are entitled to:<R03>

****F500Ly 5.0 UNMODIFIED

(<N03>a<\N03>) Examine, without charge, at the Administrator's office and at other specified locations, all documents governing the Plan, including insurance contracts and collective bargaining agreements; and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.

****F500Lz 5.0 UNMODIFIED

(<N03>b<\N03>) Obtain, upon written request to the Administrator, copies of documents governing the operation of the Plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and an updated SPD. The Administrator may make a reasonable charge for copies.

****F500M0 5.0 UNMODIFIED

(<N03>c<\N03>) Receive a summary of the Plan's annual financial report. The Administrator is required by law to furnish each participant with a copy of this summary annual report.

****F500M1 5.0 UNMODIFIED

(<N03>d<\N03>) Obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension benefit, the statement will tell you how many years you have to work to earn a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE EVERY TWELVE (12) MONTHS. The Plan must provide this statement free of charge.

****F500M2 5.0 UNMODIFIED

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

****F500M3 5.0 UNMODIFIED

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

****F500M4 5.0 UNMODIFIED

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and pay you up to $110.00 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

****F500M5 5.0 UNMODIFIED

If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in federal court. You and your beneficiaries can obtain, without charge, a copy of the qualified domestic relations order procedures from the Administrator.

****F500M6 5.0 UNMODIFIED

If it should happen that the Plan's fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

****F500GK 2.0 UNMODIFIED

What can I do if I have questions or my rights are violated?

****F500GL 3.0 UNMODIFIED

If you have any questions about the Plan, you should contact the Administrator. If you have any questions about this statement, or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in the telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

****F500GM 2.0 UNMODIFIED

ARTICLE <N01>XIII<\N01>

GENERAL INFORMATION ABOUT THE PLAN

****F500GN 5.0 UNMODIFIED

There is certain general information that you may need to know about the Plan. This information has been summarized for you in this Article.

****F500GO 2.0 UNMODIFIED

General Plan Information

****F500GP 3.0 UNMODIFIED

The full name of the Plan is <00Bg>LEESON Electric 401(k) Plan<\00Bg><00NU><\00NU><00df><\00df><00dg><\00dg><00dh><\00dh>.

****F500GQ 2.0 UNMODIFIED

We have assigned Plan Number <000N>002<\000N> to your Plan.

****F500GS 3.0 UNMODIFIED

<00bu>This Plan was originally effective on August 31, 1974. <\00bu>The amended and restated provisions of the Plan become effective on <00Ap>December 1, 2002<\00Ap>. However, this restatement was made to conform the Plan to new tax laws and some provisions may be retroactively effective.

****F500GT 5.0 UNMODIFIED

Valuations of the Plan are generally made <00V1>every business day<\00V1>.<00V2><\00V2> Certain distributions, such as required minimum distributions, are based on the Anniversary Date of the Plan. This date is the last day of the Plan Year.

****F500GU 5.0 UNMODIFIED

The Plan's records are maintained on a twelve month period of time. This is known as the Plan Year. The Plan Year <00V3>begins on January 1 and ends on December 31<\00V3>.<00kU><\00kU>

****F500GV 2.0 UNMODIFIED

The Plan and Trust will be governed by the laws of <00IN>Wisconsin<\00IN> to the extent not governed by federal law.

****F500GW 2.0 UNMODIFIED

Benefits provided by the Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to this type of plan.

****F500GX 2.0 UNMODIFIED

Employer Information

****F500GY 2.0 UNMODIFIED

<00Wd>The Plan Sponsor's<\00Wd> name, address, telephone number, and identification number are:

****F500GZ 3.0 UNMODIFIED

<0002>LEESON Electric Corporation<\0002>

<00r6>2100 Washington Street,<\00r6>

<00r7>Grafton<\00r7>, <00IN>Wisconsin<\00IN> <00IO>53024<\00IO>

<00IP>(715) 675-8267<\00IP>

****F500Ga 3.0 UNMODIFIED

<0004>39-1172393<\0004>

****F500Gb 2.0 UNMODIFIED

Service of legal process may be made upon <00We>the Plan Sponsor or your Employer, if your Employer is not the Plan Sponsor<\00We>. Service of legal process may also be made upon the Trustee or Administrator.

****F500Gc 2.0 UNMODIFIED

The Plan allows other employers to adopt its provisions. You or your beneficiaries may examine or obtain a complete list of employers, if any, who have adopted the Plan by making a written request to the Administrator.

****F500Gd 2.0 UNMODIFIED

Another employer who has adopted the provisions of the Plan is:

****F500Gz 2.0 UNMODIFIED

Administrator Information

****F500H0 2.0 UNMODIFIED

The Plan's Administrator is responsible for the day to day administration and operation of the Plan. For example, the Administrator maintains the Plan records, including your account information, provides you with the forms you need to complete for Plan participation and directs the payment of your account at the appropriate time. The Administrator will also allow you to review the formal Plan document and certain other materials related to the Plan. If you have any questions about the Plan and your participation, you should contact the Administrator. The Administrator may designate other parties to perform some duties of the Administrator.

****F500H1 2.0 UNMODIFIED

The name, address and telephone number of the Plan's Administrator is:

****F500H2 2.0 UNMODIFIED

<00Bz>Terry Hellrood, Motor Technologies Group<\00Bz>

<00C1>100 E. Randolph St.<\00C1>

<00C2>Wausau<\00C2>, <00C3>Wisconsin<\00C3> <00C4>54402-8003<\00C4>

<00C5>(715) 675-8267<\00C5>

****F500H3 2.0 UNMODIFIED

Trustee Information

****F500H4 2.0 UNMODIFIED

All money that is contributed to the Plan is held in a trust fund. The Trustee is responsible for the safekeeping of the trust fund<00VC><\00VC>. The trust fund established by the Plan's Trustee will be the funding medium used for the accumulation of assets from which benefits will be distributed.

****F500H6 2.0 UNMODIFIED

The name, address, and telephone number of the Plan's Trustee is:

****F500H7 2.0 UNMODIFIED

<00Az>Marshall & Ilsley Trust Company N.A.<\00Az>

****F500H8 2.0 UNMODIFIED

****F500HJ 2.0 UNMODIFIED

<00Bu>1000 North Water Street<\00Bu>

<00Bv>Milwaukee<\00Bv>, <00Bw>Wisconsin<\00Bw> <00Bx>53202<\00Bx>

<00VA>(414) 287-8600<\00VA>

****F500HA 2.0 UNMODIFIED

****F500HB 2.0 LOCKED

build.cStoreDefaultPrinter;

****F500HC 2.0 LOCKED

build.cUpdateFields;

****F500HE 2.0 LOCKED

build.cSelectDoc;cFont:Name$=times,Size#=12;

build.cSelectDoc;cFontHeaderFooter:Name$=times,Size#=12;

****F500HF 2.0 LOCKED

print.cRemoveBlankPages;

print.cPrintDoc;

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